                                                                    EXHIBIT 10.2


                      AMENDMENT NO. 2 TO POOLING AGREEMENT

        AMENDMENT NO. 2, dated as of April 17, 1997 (this "Agreement"), to Pooling Agreement dated as of November 16, 1993 (as amended, supplemented or otherwise modified from time to time, the "Pooling Agreement"), among UHS Receivables Corp., a Delaware corporation (together with its successors and assigns, "Finco"), Sheffield Receivables Corporation, a Delaware corporation (together with its successors and assigns, "Sheffield"), and First Bank National Association, a national banking association (successor in interest to Continental Bank, National Association), as trustee (in such capacity, together with its successors and assigns, the "Trustee").

                              W I T N E S S E T H :

        WHEREAS, pursuant to the Sale and Servicing Agreements (capitalized terms used without definition in the recitals have the meanings assigned to them in the Pooling Agreement, including without limitation definitions incorporated by reference from the Definitions List) the Hospitals have agreed to sell, and Finco has agreed to purchase, the Receivables and other Transferred Property;

        WHEREAS, Finco has assigned and transferred to the Trustee on behalf of the Trust and pursuant to the terms and conditions set forth in the Pooling Agreement all of its right, title and interest in, to and under the Receivables and other Finco Transferred Property;

        WHEREAS, Finco, Sheffield and the Trustee wish to amend the Pooling Agreement to provide for Finco to transfer to the Trustee Receivables from additional Hospitals entering into Sale and Servicing Agreements as of the date hereof, to reflect their agreement not to create Trade Receivables Investment Participation (TRIPS) as originally contemplated, and to make certain other changes;

        NOW THEREFORE, the parties hereto agree as follows:

        Section 1. Additional Hospitals. The Pooling Agreement is hereby amended to provide that the receivables and other property of the additional hospitals entering Sale and Servicing Agreements on or after the date hereof shall be transferred to the Trustee pursuant to the Pooling Agreement; such additional hospitals shall be deemed "Hospitals" for all purposes under the Pooling Agreement; and all references in the Pooling Agreement to "Receivables", "Transferred Property" and other terms shall be deemed to include the analogous terms relating to such hospitals.

        Section 2. Procedures for Adding Hospitals. Additional hospitals may be added after written notice from Finco to Sheffield and the Trustee upon receipt by Finco and the Trustee of written consent by Sheffield to the addition of such hospital and the execution and delivery of a Sale and Servicing Agreement by such hospital and Finco.

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        Section 3. Termination of TRIPS Provisions.  The parties have agreed not to create the TRIPS Participations contemplated at the time the Pooling Agreement was executed. Accordingly, the parties hereby agree that:

        (a) the Trustee shall have no obligation to maintain a TRIPS Register or provide notices to any TRIPS Holder, and the Pooling Agreement is hereby amended to delete the requirement that the Trustee maintain a TRIPS Register or provide notices to any TRIPS Holder; and

        (b) the Trustee shall have no obligation to maintain the TRIPS Payment Account, the TRIPS Sub-account and the TRIPS Interest Sub-account, and the Pooling Agreement is hereby amended to delete the requirement that the Trustee maintain such accounts.

        Section 4.  Other Amendments.

        (a) The Pooling Agreement is hereby amended to replace the definitions of "Concentration Limit", "Offset Reserves", "Maximum Aggregate Capital", "Maximum Sheffield Capital" and "Preferred Insurer/HMO/PPO" incorporated by reference from the Definitions List with the definitions set forth on Exhibit A to this Amendment.

        (b) Sections 2.13(b) of the Pooling Agreement is hereby amended to increase the maximum Aggregate Capital from $85,000,000 to $100,000,000.

        (c) The Trustee shall have no obligation to maintain the Sheffield Sub-account. All reference in the Pooling Agreement to such account shall be deemed to be references to the Collateral Account.

        Section 5. Effect of Amendment. The Pooling Agreement as modified by this Amendment shall remain in full force and effect, and all references in the Pooling Agreement to "this Agreement" shall mean the Pooling Agreement as amended hereby unless the meaning requires otherwise.

        Section 6. Counterparts. This Amendment may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

        Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OF THE STATE OF NEW YORK.

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        IN WITNESS WHEREOF, Finco, Sheffield and the Trustee have caused this
Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

                                                UHS RECEIVABLES CORP.


                                                By: /s/ [SIG]
                                                   -----------------------------
                                                     Title:


                                                SHEFFIELD RECEIVABLES
                                                  CORPORATION

                                                By: /s/ [SIG]
                                                   -----------------------------
                                                     Title: Director


                                                FIRST BANK NATIONAL
                                                  ASSOCIATION, Trustee



                                                By: /s/ [SIG]
                                                   -----------------------------
                                                     Title: Vice President





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Acknowledged and Agreed:

BARCLAYS BANK PLC, as Liquidity Agent


By: /s/ [SIG]
   --------------------------
 Title: Director





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
                                                                       EXHIBIT A



                                 NEW DEFINITIONS

        Concentration Limit: On any date of determination and when used with reference to Eligible Receivables of a specified type held by Finco and in which the Participants have acquired the Participations, the following applicable percentage of the aggregate Outstanding Balance of all Eligible Receivables so held by Finco represented by such type of Eligible Receivables, after giving effect to any purchases by Finco of Eligible Receivables to be effected on such date:

        Obligor
        -------
        Medicare                                                40%
        Medicaid                                                15%
        Preferred Blue Cross/Blue Shield                        10%
        Aggregate Blue Cross/Blue Shield                        10%
        Aggregate Insurers/HMOs/PPOs                            60%
        Champus                                                  7%
        Worker's Compensation                                   10%
        Preferred Insurer/HMO/PPO                                7%
        Other Blue Cross/Blue Shield                             1%
        Other Insurer/HMO/PPO                                    3.75%

        Offset Reserves: On any date, the sum of 9(a) $1,000,000, (b) an amount determined as of the last day of the preceding Settlement Period to be equal to the unpaid portion, as reflected in all audited periodic cost reports filed by all Hospitals with the appropriate state and federal Governmental Authorities under the applicable Medicaid programs and with HCFA under Medicare, of the net amount payable by the aggregate of all Hospitals for which cost reports indicate amounts payable to such governmental authorities and (c) an additional amount, if greater than zero, determined as of the date of completion of all audits of all periodic cost reports filed during the preceding fiscal year of UHS for all UHS Entities to be equal to (i) the greater of (A) 1.5 times the highest amount (rounded to the nearest $1,000,000) payable to such Governmental Authorities and reflected in the past three annual audited cost reports of all Hospitals for which audits determined net amounts to be payable to such Governmental Authorities and (B) three times the amount payable to such Governmental Authorities and reflected in the most recent audited cost reports of all Hospitals for which audits determined net amounts to be payable to such governmental authorities minus (ii) an amount equal to the aggregate
Collections received in respect of Self-Pay Receivables during the period of two Consecutive Settlement Periods occurring in the fiscal year immediately preceding such date of determination for which such aggregate Collections were the lowest.



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        MAXIMUM AGGREGATE CAPITAL:  $100,000,000.

        MAXIMUM SHEFFIELD CAPITAL: $75,000,000, as such amount may be increased from time to time in accordance with Section 2.13 of the Pooling Agreement.

        PREFERRED INSURER/HMO/PPO: At any time of reference, individually, any Obligor which is a commercial insurer, health maintenance organization, preferred provider organization or similar entity (excluding Blue Cross/Blue Shield) and which is rated at least BBB- by S&P and Baa-3 by Moody's.




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